                                                                      EXHIBIT 11



                       INDUSTRIAL DISTRIBUTION GROUP, INC.

                        COMPUTATION OF EARNINGS PER SHARE

     FOR THE THREE AND NINE MONTHS PERIODS ENDED SEPTEMBER 30, 1999 AND 1998


                      (In Thousands, Except Per Share Data)

                                   (Unaudited)



                                                       Three Months Ended              Nine months Ended
                                                           September 30,                  September 30,
                                                   ------------------------          ------------------------
                                                      1999             1998            1999           1998
                                                   --------          ------          --------          ------
Net income                                         $    494          $1,712          $  1,667          $4,788
                                                   ========          ======          ========          ======
     Weighted average common
      shares outstanding                              8,592           8,464             8,543           8,191

     Add - Dilutive effect of outstanding
      options (as determined by the
      application of the treasury stock method)          --              27                --              35
                                                   --------          ------          --------          ------


     Weighted average common and
      common equivalent
      shares outstanding                              8,592           8,491             8,543           8,226
                                                   ========          ======          ========          ======

Primary earnings per share:                        $    .06          $  .20          $    .20          $  .58
                                                   ========          ======          ========          ======

Diluted earnings per share:                        $    .06          $  .20          $    .20          $  .58
                                                   ========          ======          ========          ======



                                      A-14